UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2017

SEARS HOMETOWN AND OUTLET STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35641	80-0808358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois		60192
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 286-7000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2017 the Compensation Committee of the Company’s Board of Directors approved Stock Unit awards for the following officers of the Company: David Buckley, Vice President, Marketing and eCommerce (9,667 Stock Units); Michael Gray, Senior Vice President, Store Operations (20,000 Stock Units); Charles J. Hansen, Vice President, General Counsel, and Secretary (15,000 Stock Units); Will Powell, Chief Executive Officer and President (50,000 Stock Units); and Ryan D. Robinson, Senior Vice President, Chief Administrative Officer, and Chief Financial Officer (33,333 Stock Units).

Each Stock Unit award will be governed by, and will be subject to, the terms and conditions the Company’s Amended and Restated 2012 Stock Plan and the terms and conditions of a Stock Units Agreement. The form of the Stock Units Agreement has been approved by the Compensation Committee and is filed as Exhibit 10.1 to this Form 8-K. The following summary of the form of Stock Units Agreement is qualified by, and is subject to, the terms and conditions of Exhibit 10.1, which are incorporated into this Item 5.02 by reference. Messrs. Buckley, Gray, Hansen, Powell, and Robinson each is referred to as a “Grantee.” Each Stock Units Agreement will provide that the Stock Units Award will vest, and will be payable solely in cash, in three substantially equal installments on January 30, 2018, January 30, 2019, and January 30, 2020 (each date a “Vesting Date”). Each Stock Units Agreement also will provide that the Stock Units Award will vest as to the Stock Units otherwise scheduled to vest on the next Vesting Date (the “Final Vesting Date”), but not Stock Units scheduled to vest on any Vesting Date that is after the Final Vesting Date, if (a) the Company terminates the Grantee’s employment without Cause, (b) the Grantee terminates his employment with the Company for Good Reason, or (c) the Grantee’s employment with the Company is terminated due to the Grantee’s disability or death. Each Stock Units Agreement also will provide that the Grantee will forfeit all unvested Stock Units if the Grantee’s employment with the Company terminates for any reason other than as specified in the preceding sentence. Each Stock Units Agreement also will provide that “Cause” means (i) a material breach by the Grantee (other than a breach resulting from disability) of the Grantee’s duties and responsibilities, which breach is demonstrably willful and deliberate on the Grantee’s part, is committed in bad faith, or without reasonable belief that the breach is in the best interests of the Company, and is not remedied by the Grantee in a reasonable period of time after receipt of written notice from the Company specifying the breach, (ii) the commission of a felony involving moral turpitude, or (iii) dishonesty or willful misconduct in connection with employment with the Company. Each Stock Units Agreement also will provide that “Good Reason” means that the Grantee’s annual base salary is reduced by ten percent or more or place of employment is relocated by the Company to a business location that is more than fifty miles from the Company’s corporate offices in Hoffman Estates, Illinois. Each Stock Units Agreement also will provide that for each Stock Unit that vests in accordance with the terms of the Stock Units Agreement the Company will make a cash payment to the Grantee in an amount equal to the “Close/Last” price of the Company’s common stock, $0.01 par value, on the Nasdaq Stock Market (or successor stock exchange) on the applicable Vesting Date. Each Stock Units Agreement also will provide that the Stock Units will be bookkeeping entries only and that the Company will only make cash payments with respect to the Stock Units, as to which the Grant Holder will have no rights to receive the Company’s common stock or other securities of the Company, no rights as a stockholder of the Company, no dividend rights, and no voting rights.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based upon the current beliefs and expectations of the Company’s management. These forward-looking statements are subject to risks, uncertainties, and assumptions, many of which are beyond the Company’s control. Additional information concerning other factors is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016 and in subsequent filings with the SEC. The Company intends the forward-looking statements to speak only as of the time made and, except as required by law, does not undertake to update or revise the forward-looking statements as more information becomes available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The Exhibit listed in the accompanying “Exhibit Index” has been filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ CHARLES J. HANSEN
Charles J. Hansen
Vice President, General Counsel, and Secretary

Date: February 3, 2017

Exhibit Index

Exhibit Number	Exhibit Description

10.1*	Form of Stock Units Agreement.

*	Furnished herewith